                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [X] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [ ] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       GENERAL GROWTH PROPERTIES, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


                                     N/A
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:


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    (2) Aggregate number of securities to which transaction applies:


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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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    (4) Proposed maximum aggregate value of transaction:


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    (5) Total fee paid:


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    [ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                               PRELIMINARY COPIES

                        GENERAL GROWTH PROPERTIES, INC.
                       55 WEST MONROE STREET--SUITE 3100
                            CHICAGO, ILLINOIS  60603

                            NOTICE OF ANNUAL MEETING
                                OF STOCKHOLDERS

                            TO BE HELD MAY 15, 1997

To the Stockholders of
  General Growth Properties, Inc.

         Notice is hereby given that the Annual Meeting of Stockholders of GENERAL GROWTH PROPERTIES, INC. (the "Company") will be held on Thursday, May 15, 1997 at The Standard Club of Chicago, 320 S. Plymouth Court, Chicago, Illinois, at 10 o'clock a.m. local time, for the following purposes:

         (1) To elect two (2) directors to serve until the annual meeting of stockholders in 2000 and until their successors are elected and qualified;

         (2) To approve an amendment to the Company's Amended and Restated Certificate of Incorporation, as amended (the "Charter"), to increase the number of authorized shares of common stock from 70,000,000 to 210,000,000 (the "Charter Amendment");

         (3) To approve an amendment to the Company's 1993 Stock Incentive Plan, as amended (the "Plan"), to increase the number of shares available for issuance thereunder to 3,000,000
                 (the "Plan Amendment");

         (4) To ratify the reappointment of Coopers & Lybrand L.L.P. as the Company's independent accountants for the year ending December 31, 1997 (the "Reappointment of Accountants"); and

         (5) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on March 28, 1997 as the record date for determining the stockholders that are entitled to notice of, and to vote at, the annual meeting or any adjournments or postponements thereof (the "Meeting"). A complete list of the stockholders entitled to notice of and to vote at the Meeting will be available for examination by any stockholder at the principal executive offices of the Company, 55 West Monroe Street, Suite 3100, Chicago, Illinois 60603, for any purpose germane to such Meeting, during ordinary business hours, for a period of at least 10 days prior to the Meeting.

                              By Order of the Board of Directors


                              MATTHEW BUCKSBAUM
                              Chairman of the Board

Chicago, Illinois
April __, 1997

         THE BOARD OF DIRECTORS EXTENDS A CORDIAL INVITATION TO ALL STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN AS PROMPTLY AS POSSIBLE THE ENCLOSED PROXY IN THE ACCOMPANYING REPLY ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE TO DO SO.

                        GENERAL GROWTH PROPERTIES, INC.
                       55 WEST MONROE STREET--SUITE 3100
                            CHICAGO, ILLINOIS  60603


                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 15, 1997


                                  INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of General Growth Properties, Inc. (the "Company"), for use at the annual meeting of stockholders and at any adjournment(s) or postponement(s) thereof (the "Meeting") to be held, for the purposes set forth in the accompanying Notice of Annual Meeting, on Thursday, May 15, 1997 at The Standard Club of Chicago, 320 S. Plymouth Court, Chicago, Illinois, at 10 o'clock a.m. local time. The Company expects to first mail this Proxy Statement and the accompanying proxy card to stockholders on or about April __, 1997.


                                  THE MEETING

VOTING AT THE MEETING

         The holders of record of shares of the Company's Common Stock, par value $.10 per share (the "Common Stock") at the close of business on March 28, 1997 are entitled to notice of and to vote at the Meeting. On that date, there were outstanding 30,789,185 shares of Common Stock held by approximately 600 holders of record. Each share of Common Stock issued and outstanding is entitled to one vote on each matter submitted to a vote of stockholders at the Meeting.

         The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum. The affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Meeting, in person or by proxy, will be necessary for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock outstanding will be necessary for the approval of the Charter Amendment. The affirmative vote of the holders of a majority of the shares of Common Stock cast, in person or by proxy, will be necessary for the approval of the Plan Amendment, and the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting, in person or by proxy, will be necessary for approval of the Reappointment of Accountants.

PROXIES AND PROXY SOLICITATION

         All shares of Common Stock represented by valid proxies will be voted at the meeting in accordance with the directors marked on the proxies, unless such proxies previously have been revoked. If you return your proxy but do not indicate how you want it voted, it will be voted FOR the election of each nominee for director named in the proxy, FOR the Charter Amendment, FOR the Plan Amendment and FOR the Reappointment of Accountants. If any other matters are properly presented at the meeting for action, which is not presently anticipated, the proxy holders will vote the proxies (which confer discretionary authority upon such holders to vote on such matters) in accordance with their best judgment.

         You may revoke your proxy at any time before it is voted by submitting timely written notice of revocation or by submission of a properly executed proxy bearing a later date (in either case directed to the Secretary of the Company) or, if you attend the Meeting, you may elect to revoke your proxy and vote your shares personally.

         Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted for a vote of the stockholders. If a broker indicates on a proxy that he or she does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for quorum purposes but will not be considered as present and entitled to vote with respect to that matter.

         In addition to solicitation by mail, certain directors, officers and other employees of the Company, not specially employed for this purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone or other means of communication. The Company will also request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares of Common Stock which are held of record by such brokers and fiduciaries and will reimburse such persons for their reasonable out-of-pocket expenses. The Company will bear the entire cost of soliciting management proxies, which is currently estimated to be less than $10,000.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth, as of March 28, 1997, certain information concerning each stockholder who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                                        Number of Shares     Approximate  Percent of
Name and Address                                       Beneficially Owned    Class (if more than 1%)
----------------                                       ------------------    -----------------------
                                                         7,884,243 (2)               25.6%

General Trust Company, as trustee (1)
          4001 W. 41st Street, 04A
          Empire Mall
          Sioux Falls, South Dakota  57116

Cohen & Steers Capital Management, Inc.                  3,904,300 (3)               12.7%
           757 Third Avenue
           New York, New York  10017-2013

Scudder, Stevens & Clark, Inc.                           3,306,200                   10.7%
          345 Park Avenue
          New York, New York  10154

Franklin Resources, Inc.                                 2,345,500 (4)                7.6%
          777 Mariners Island Blvd.
          San Mateo, California 94404

Wellington Management Company                            2,270,250 (5)                7.4%
          75 State Street
          Boston, Massachusetts 02109




(1) The beneficiaries of the trusts are members of the Bucksbaum family which, for purposes hereof, includes the descendants of Martin, Matthew and Maurice Bucksbaum, including John Bucksbaum, an Executive Vice President of the Company.

(2) Includes 7,362,480 shares of Common Stock issuable upon conversion of certain limited partnership units in the Operating Partnership (as hereinafter defined). See "Compensation Committee Interlocks and Insider Participation" below.

(3) Owned by numerous investment counselling clients of Cohen & Steers Capital Management Inc.

(4)      Voluntarily reported by Franklin Resources, Inc. on behalf of Charles
         B. Johnson and Rupert H. Johnson, Jr., its principal shareholders, and Templeton Global Advisors Limited, an investment adviser. The reporting persons are of the view that they are not active as a "group" for purposes of Section 13(d) under the Exchange Act and that they are not otherwise required to attribute to each other the beneficial ownership of securities under Rule 13d-3 promulgated under such Act.

(5) Owned by numerous investment counselling clients of Wellington Management Company.


COMMON STOCK OWNERSHIP OF MANAGEMENT

         The following table sets forth, as of March 28, 1997, certain information regarding the beneficial ownership of the Company's Common Stock, by (a) each of the directors and nominees for election as directors, (b) each of the executive officers of the Company named in the Summary Compensation Table on Page ___ hereof and (c) all directors and executive officers as a group. Unless otherwise indicated, the person has sole voting and investment power with respect to such shares of Common Stock.



Directors and                                           Number of Shares                   Approximate Percent of
Executive Officers                                      Beneficially Owned                  Class (if more than 1%)
------------------                                      ------------------                  -----------------------
Matthew Bucksbaum                                       1,309,653  (1)(2)                             4.3%

John Bucksbaum                                             25,000  (1)(3)(4)                            *

Anthony Downs                                               5,500  (4)                                  *



Morris Mark                                              10,000   (4)                                   *

Robert Michaels                                          35,000   (4)                                   *

Beth Stewart                                              3,500   (4)                                   *

A. Lorne Weil                                             3,000   (4)                                   *

Bernard Freibaum                                         195,000  (4)                                   *

Jon Batesole                                             28,816   (4)(6)                                *

Stanley Richards                                         24,344   (7)                                   *

Joel Bayer                                               41,000   (5)                                   *

Mark London                                               6,000   (5)                                   *


All Directors and Executive
  Officers as a Group (12 persons)                     1,687,155  (8)                                 5.4%


* Less than 1%.

(1) Does not include shares of Common Stock beneficially owned by General Trust Company in its capacity as trustee of trusts. Beneficial ownership of such shares of Common Stock is hereby expressly disclaimed. See "Common Stock Ownership of Certain Beneficial Owners" above.

(2) Includes 850,745 beneficially owned by Mr. Bucksbaum as co-trustee of the Martin Bucksbaum Marital GST Trust and 62,296 shares held by Mr. Bucksbaum's IRA. Does not include 3,000 shares of Common Stock beneficially owned by Mr. Bucksbaum's spouse or 221,196 shares issuable to Mrs. Bucksbaum upon conversion of certain limited partnership units in the Operating Partnership, beneficial ownership of which is hereby expressly disclaimed.

(3) Does not include 900 shares of Common Stock beneficially owned by Mr. Bucksbaum's spouse, beneficial ownership of which is hereby expressly disclaimed, or 3,832 shares of Common Stock issuable upon conversion of certain limited partnership units in the Operating Partnership.

(4)      Includes 15,000, 2,500, 2,500, 20,000, 2,500, 2,000,
         170,000, and 10,000 shares of Common Stock subject to immediately exercisable options granted pursuant to the Plan to each of Messrs. John Bucksbaum, Downs, Mark, Michaels, Ms. Stewart, Messrs. Weil, Freibaum and Batesole, respectively.

(5) Consists of shares of Common Stock subject to immediately exercisable options granted pursuant to the Plan.

(6) Does not include 2,092 shares of Common Stock beneficially owned by Mr. Batesole's spouse, beneficial ownership of which is hereby expressly disclaimed.

(7) Does not include 6,000 shares held by two trusts of which Mr. Richards serves as trustee, beneficial ownership of which is hereby expressly disclaimed, or 72,812 shares issuable upon conversion of certain limited partnership units in the Operating Partnership.

(8)      See footnotes 1 through 7 above.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


         Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who beneficially own more than 10% of the Common Stock to file reports of initial ownership and changes in ownership of Common Stock with the Commission. Based solely on a review of such reports furnished to the Company, the Company believes that during 1996, all of its directors, executive officers and beneficial owners of more than 10% of Common Stock complied with all applicable Section 16(a) filing requirements.


                             ELECTION OF DIRECTORS

         The Board of Directors consists of seven members divided into three classes serving staggered three-year terms. Pursuant to Article III of the Company's By-Laws, two directors are to be elected at the Meeting to serve until the annual meeting of stockholders in 2000 and until their respective successors have been elected and qualified. Each of the nominees are now members of the Board of Directors. Proxies may not be voted for more than two directors.

         The shares of Common Stock represented by the enclosed proxy, if given and unless otherwise specified, will be voted by the persons named as proxies for the election of the individuals nominated by the Board of Directors.

NOMINEES FOR ELECTION AS DIRECTORS

         The two individuals named below are nominees for election as directors at the Annual Meeting. It is not contemplated that either of the nominees will be unable or unwilling to serve; however, if either nominee is unable or unwilling to serve, it is intended that the shares represented by the proxy, if given and unless otherwise specified therein, will be voted for a substitute nominee or nominees designated by the Board of Directors.

                                Term
 Name                          Expires    Age     Position and Background (1)
 ----                          -------    ---     ---------------------------
 Morris Mark                    1997       56     Director of the Company.
                                                  General partner of Mark
                                                  Partners (an investment
                                                  partnership) since June
                                                  1985.  President and
                                                  director of Mark Asset
                                                  Management Corporation (an
                                                  investment management
                                                  company) since December
                                                  1986.  President and
                                                  director of Mark
                                                  International Partners, Ltd.
                                                  (an investment management
                                                  company) since December
                                                  1989.

 Robert Michaels                1997       53     Director of the Company
                                                  since July 1995.  President
                                                  and Chief Operating Officer
                                                  of the Company since May
                                                  1995.  President, Chief
                                                  Executive Officer and
                                                  Director of General Growth
                                                  Management, Inc., a property
                                                  manager, since April 1994.
                                                  From January 1989 until
                                                  March 1994, Mr. Michaels
                                                  held various positions
                                                  with General Growth
                                                  Management, Inc.

CONTINUING DIRECTORS

         Terms of office of the five Directors named below will continue until the Annual Meeting in the years indicated and until their respective successors have been elected and duly qualified.

                                Term
 Name                         Expires     Age     Position and Background (1)
 ----                         -------     ---     ---------------------------
 John Bucksbaum                 1998       40     Director of the Company.
                                                  Executive Vice President of
                                                  the Company since  December
                                                  1992.  President  of General
                                                  Growth of  California,  Inc.
                                                  and  Fallbrook Mall
                                                  Corporation,  a predecessor
                                                  to  the  Company  and
                                                  previously  one  of  the
                                                  indirect owners  of an
                                                  enclosed mall  shopping
                                                  center, from 1984 to December
                                                  1992.  Son of Matthew
                                                  Bucksbaum.
 Anthony Downs                  1998       66     Director of  the Company.
                                                  Senior Fellow at  The
                                                  Brookings Institution
                                                  (private,  non-profit policy
                                                  research  center) since 1977.
                                                  Self-employed speaker and
                                                  writer since 1977.  Executive
                                                  consultant to  Salomon
                                                  Brothers  Inc (1986-1994) and
                                                  Aetna  Realty Investors
                                                  (1977-1994).  Trustee  of
                                                  each of  The  Urban  Land
                                                  Institute and  The  Urban
                                                  Institute.  Director  of The
                                                  Pittway Corporation,  Bedford
                                                  Properties, Inc. and  Essex
                                                  Property Trust, Inc.
                                                  Director of National Housing
                                                  Partnerships Foundation,
                                                  Massachusetts  Mutual Life
                                                  Insurance Company  and  NAACP
                                                  Legal  and Education  Defense
                                                  Fund, Inc.

 A. Lorne Weil                  1998       50     Director of  the Company.
                                                  Director  (since 1989),
                                                  Chairman (since 1991)  and
                                                  Chief  Executive Officer
                                                  (since  1992) of Autotote
                                                  Corporation,  worldwide
                                                  provider  of  computerized
                                                  wagering systems for gaming
                                                  operations; from 1979 to
                                                  1992, President of  Lorne
                                                  Weil  Inc., a private
                                                  consulting firm.  Director of
                                                  Fruit  of  the  Loom, Inc.,
                                                  a  basic  apparel
                                                  manufacturer.

 Matthew Bucksbaum              1999       71     Chairman and  Chief Executive
                                                  Officer and Director  of the
                                                  Company  since July  1995;
                                                  President of  the  Company
                                                  from December 1992  through
                                                  June  1995; Director of  the
                                                  Company since December 1992;
                                                  Secretary, Treasurer and
                                                  Director  of the  Company
                                                  from  1986 to  December 1992.
                                                  President of General  Growth
                                                  Companies,  Inc.  from  1985
                                                  to  present.  Chairman  of
                                                  the  Board  of Directors  of
                                                  General  Growth Management,
                                                  Inc. from 1986  to December
                                                  1992.   Director of General
                                                  Growth  Management,   Inc.
                                                  since  December  1992.
                                                  Father of John Bucksbaum.
 Beth Stewart                   1999       40     Director  of  the Company.
                                                  Real  estate consultant  from
                                                  December  1992  to present.
                                                  Vice  President of  Goldman,
                                                  Sachs & Co. from 1986 to
                                                  November 1992.

(1) Only directorships of issuers with a class of securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of that Act or directorships of issuers registered as investment companies under the Investment Company Act of 1940, as amended, are required to be listed in the above table.

INFORMATION REGARDING THE BOARD OF DIRECTORS

         The Board of Directors has designated an Audit Committee, a Compensation Committee and an Executive Committee. The Board of Directors has not designated a Nominating Committee; rather, the board as a whole performs the functions which would otherwise be delegated to such committee. The members of the Audit Committee are Mr. Mark and Ms. Stewart, the members of the Compensation Committee are Messrs. Matthew

Bucksbaum and Downs and Ms. Stewart, and the members of the Executive Committee are Messrs. Matthew Bucksbaum, John Bucksbaum, Michaels and Ms. Stewart.

         The functions of the Audit Committee include recommending the engagement of the Company's independent auditors, reviewing the independence of the Company's independent auditors, reviewing with the independent auditors the plans for and results of the audit engagement and reviewing the adequacy of the Company's internal accounting controls.

         The functions of the Compensation Committee include determining the compensation for the Company's Chief Executive Officer, approving the compensation for the Company's other executive officers and administering the Plan and any and all other executive compensation plans adopted from time to time by the Company.

         During 1996, the Board of Directors of the Company met seven times, the Audit Committee met one time and the Compensation Committee took action by written consent one time. With the exception of A. Lorne Weil, during 1996, each director attended at least 75% of the meetings held by the Board of Directors and those committees thereof of which he or she is a member.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The following directors currently serve on the Compensation Committee of the Board of Directors: Matthew Bucksbaum, Anthony Downs and Beth Stewart. With the exception of Matthew Bucksbaum, none of the other individuals who have served on the Compensation Committee is a present or former officer or employee of the Company or of GGP Limited Partnership (the "Operating Partnership").
The Company is the general partner of the Operating Partnership and currently the owner of a 63.2% interest therein.

         Matthew Bucksbaum serves as the Chairman of the Board and Chief Executive Officer of the Company. Matthew Bucksbaum, his family and trusts for the benefit of his family (collectively, the "Bucksbaums") currently own a 36.8% limited partnership interest in the Operating Partnership (subject to dilution in certain circumstances) and certain rights to sell the units representing such interests or to increase their ownership in the Company to 25% of the outstanding Common Stock by converting a portion of such units into shares of Common Stock.

         During 1996, the Company acquired a 95% non-voting preferred stock interest in GGP Management, Inc. ("GGP Management"), a company which manages, leases, develops and operates enclosed shopping center malls. The common stock of GGP Management is held by Bernard Freibaum, John Bucksbaum, Robert Michaels, Jon Batesole and Stanley Richards, each of whom is an executive officer of the Company.

         In August 1996, the Operating Partnership, acting through GGP Management, completed the acquisition (the "Acquisition") of General Growth Management, Inc. ("GGMI") for approximately $51.5 million, consisting of an aggregate of 453,791 units in the Operating Partnership and 1,555,855 shares of Common Stock. Of such consideration, Matthew Bucksbaum, as co-trustee of the Martin Bucksbaum GST Marital Trust received an aggregate of 453,791 shares of the Company's Common Stock in exchange for the Trust's 22.6% ownership interest in GGMI and his wife, Carolyn S. Bucksbaum, received 453,791 units in the Operating Partnership in consideration for her 22.6% ownership interest in GGMI. The General Growth Management Employee Stock Ownership Plan (the "ESOP"), which owned an aggregate of 54.8% of GGMI's outstanding stock prior to the acquisition, received an aggregate of 1,102,064 shares of Common Stock in consideration of its ownership interest in GGMI.

         Matthew Bucksbaum is a director of GGMI and Robert Michaels is the President and Chief Executive Officer of the Company and a director of GGMI. Until January 1996, Mr. Michaels also served as a trustee of the ESOP.

        Through August 30, 1996, ________ enclosed mall shopping centers controlled directly or indirectly by the Company were managed and leased by GGMI pursuant to a management and leasing agreement between GGMI and the property owner. Through such date, the Company paid approximately $7.96 million to GGMI for such services (exclusive of costs and expenses reimbursed to GGMI by the property owners).

         During 1996 and prior to the Acquisition, certain GGMI personnel rendered services to the Company in connection with the development and construction of two malls. The Company reimbursed GGMI for its expenses but did not pay GGMI fees for its services as it typically did in connection with previous development services rendered by GGMI. Also during such period, several members of senior management and other employees of GGMI accepted positions with the Company and GGP Management. GGMI was not directly compensated for the loss of such persons' services.

         In connection with the Acquisition, GGP Management borrowed approximately $39.9 million from the Operating Partnership, which it used to purchase shares of Common Stock to be delivered as consideration in the Acquisition. Such loan bears interest at a rate of 14% per annum, is unsecured, will not amortize as to principal and will mature in 20 years.

OTHER RELATED PARTY TRANSACTIONS

         As of December 31, 1996, the Company forgave the remaining principal balance of a loan, plus all accrued interest thereon, which it had previously extended to Joel Bayer, who became an executive officer of the Company in May 1996. The Company originally extended the 6.77% loan to Mr. Bayer in 1993, when he first joined the Company. During 1996, the largest aggregate amount of indebtedness which Mr. Bayer had outstanding was $80,078 (including $5,078 of accrued interest thereon).

                               EXECUTIVE OFFICERS

         The following individuals currently serve as executive officers of the
Company:

 Name                            Age      Position and Background
 ----                            ---      -----------------------
 Matthew Bucksbaum                71      Chairman of the Board of  Directors
                                          and Chief Executive Officer and
                                          Director of the Company since  July
                                          1995; President and Director of the
                                          Company  since  December  1992.
                                          Secretary,   Treasurer  and Director
                                          of the Company from 1986 to  December
                                          1992.  President  of General Growth
                                          Companies, Inc. from 1985  to
                                          present.  Chairman  of the  Board of
                                          Directors of  GGMI from  1986 to
                                          December 1992  and director of GGMI
                                          since December 1992.

 John Bucksbaum                   40      Executive  Vice President  since
                                          December  1992.   Director  of the
                                          Company.   President  of General
                                          Growth  of California,  Inc.  and
                                          Fallbrook  Mall  Corporation, a
                                          predecessor  to  the  Company  and
                                          previously one of the indirect
                                          owners of an enclosed mall shopping
                                          center, from 1984 to December 1992.

 Robert Michaels                  53      Director  of the  Company since  July
                                          1995.   President  and Chief
                                          Operating Officer of the Company
                                          since May 1995.  President, Chief
                                          Executive Officer  and Director  of
                                          GGMI  since April  1994.   From
                                          January 1989 until March 1994, Mr.
                                          Michaels held  various positions with
                                          GGMI.

 Bernard Freibaum                 44      Executive  Vice  President  and
                                          Chief  Financial  Officer  of  the
                                          Company since October 1993.  From
                                          August 1992 and prior  to joining the
                                          Company,  Mr. Freibaum was  a
                                          consultant  with Ernst  & Young.
                                          From 1985 through 1992, he  was Chief
                                          Financial Officer and General Counsel
                                          of Stein & Company, a  real estate
                                          development and  service company.
                                          From  1973  through  1985,  Mr.
                                          Freibaum  held  various positions
                                          with Ernst & Young,  American Invsco
                                          Corp., and Coopers & Lybrand L.L.P.

 Mark London                      45      Senior Vice President since January
                                          1994.   From June 1993  through
                                          December  1993, Mr. London was  a
                                          consultant to  the Company.  From
                                          April 1987 to  May 1993, Mr. London
                                          served as President  and Chief
                                          Executive Officer of  Equity
                                          Properties and Development Co., a
                                          real estate management and
                                          acquisitions company.

 Stanley Richards                 63      Senior  Vice President  of the
                                          Company  since December  1992.  Vice
                                          President  of the Company from
                                          October 1986 to December 1992.  Vice
                                          President and  General Counsel  of
                                          General  Growth Companies,  Inc.
                                          since October 1985.

 Jon Batesole                     57      Senior  Vice  President   of  the
                                          Company  since  December   1992.
                                          President  of  General  Growth
                                          Development  Corp.  from   1985  to
                                          December 1992.

 Joel Bayer                       33      Vice President  of the  Company since
                                          September 1993.   From  July 1988
                                          through August 1993,  Mr. Bayer  held
                                          various  positions with Equity
                                          Financial and Management Company.

                       COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth certain summary information concerning the compensation paid by the Company for services rendered to each of (i) the Chief Executive Officer and (ii) the four other most highly compensated executive officers of the Company who were serving as executive officers on December 31, 1996 (hereinafter, the "Named Officers").


                           SUMMARY COMPENSATION TABLE


                                                                                                     Long Term
                                                        Annual Compensation                        Compensation
                                         --------------------------------------------------       ---------------
                                                                                                       Awards
                                                                                                  ---------------
                                                                                                     Securities
                                                                                                     Underlying
Name and Principal Position              Year          Salary ($)               Bonus ($)           Options (#)
---------------------------              ----          ----------               ---------         ---------------
Matthew Bucksbaum                        1996           $175,000                      --                   --
   Chairman of the Board                 1995           $175,000                      --                   --
   and Chief Executive                   1994           $175,000                      --                   --
   Officer

 Robert Michaels                         1996           $400,000                $200,000              100,000
   President And Chief                   1995           $266,666                 $50,000                   --
   Operating Officer(1)

John Bucksbaum                           1996           $200,000                      --               75,000
   Executive Vice President              1995           $175,000                 $25,000                   --
                                         1994           $134,538                      --                   --

Bernard Freibaum                         1996           $300,000                $200,000              200,000
   Executive Vice President              1995           $225,000                $200,000              250,000(2)
   and Chief Financial Officer           1994           $228,846                $ 75,000                   --

Jon Batesole                             1996           $300,000                $100,000               50,000
   Senior Vice President  (3)

Joel Bayer                               1996           $200,000                $230,000(4)            75,000
   Vice President                        1995           $110,000                $161,000(5)            60,000(2)
                                         1994           $105,000                $ 30,000                   --


(1)      Mr. Michaels first became an executive officer and employee of the Company in May, 1995.

(2)      In December 1995, options previously granted to Messrs. Freibaum and Bayer covering an aggregate of 50,000 and 10,000 shares, respectively, were cancelled and surrendered and replacement incentive options covering 50,000 and
         10,000 shares were granted pursuant to the Plan.

(3)      Mr. Batesole's compensation from the Company commenced January 1, 1996.

(4)      Includes debt forgiveness of $80,078 (including accrued interest thereon).

(5)      Includes debt forgiveness of $60,946 (including accrued interest thereon).


OPTION GRANTS


         The following table sets forth information on grants of options to the Named Officers during 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR




                                   Individual Grants(1)
                           --------------------------------------------------------------------------
                            Number of         % of Total
                             Securities      Options/SARs           Exercise
                            Underlying        Granted to              or
                           Options/SARs      Employees in          Base Price         Expiration         Grant Date
                            Granted(#)        Fiscal Year           ($/Share)            Date          Present Value(2)
                           --------------- ------------------ ------------------  -------------------  ---------------

Matthew Bucksbaum                --                 --                 --                 --                  --

Robert Michaels                100,000             20%                $28               12/01/06          $ 227,000
                                                                                                           --------
John Bucksbaum                  75,000             15%                $28               12/01/06          $ 170,250
                                                                                                           --------
Bernard Freibaum               200,000             40%                $28               12/01/06          $ 454,000
                                                                                                           --------
Jon Batesole                    50,000             10%                $28               12/01/06          $ 113,500
                                                                                                           --------
Joel Bayer                      75,000             15%                $28               12/01/06          $ 170,250
                                                                                                           --------

(1) Each of the options was granted pursuant to the Plan, at Fair Market Value on the date of grant, permits payment of the associated exercise price by means of previously-acquired shares of Common Stock and withholding of shares of Common Stock otherwise issuable upon such exercise, and has a tax withholding right.

(2) The dollar amounts in this column were estimated using the widely-accepted Black-Scholes Option Pricing Formula on the basis of the following assumptions: expected volatility: 18.8%; risk free
         rate of return:  5.78%;   dividend yield:  7.75%; and time of
         exercise (expected life): 4.0 years.



OPTION EXERCISES AND YEAR-END VALUES

         The following table sets forth information with respect to the unexercised options granted to the Named Officers in 1996 under the Plan and held by them at December 31, 1996. None of the Named Officers exercised any options during 1996.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                    VALUES



                                                Number of Securities
                                              Underlying Unexercised                  Value of In-The-Money
                                                Options at Year End                     Options at Year-End
                                  ------------------------------------------   ------------------------------------------
                                       Exercisable           Unexercisable          Exercisable         Unexercisable
                                  --------------------  ---------------------  -----------------   ----------------------
Matthew Bucksbaum . . . . . .              --                    --                    --                    --

Robert Michaels . . . . . . .             20,000                 80,000              $82,600              $330,400

John Bucksbaum  . . . . . . .             15,000                 60,000              $61,950              $247,800

Bernard Freibaum  . . . . . .            170,000                280,000           $1,872,100            $2,236,400

Jon Batesole  . . . . . . . .             10,000                 40,000              $41,300              $165,200

Joel Bayer  . . . . . . . . .             41,000                 94,000             $403,330              $694,220


         On December 31, 1996, the Fair Market Value per share of Common Stock was $32.13.

EMPLOYMENT AGREEMENTS

         The Company entered into an employment agreement with Bernard Freibaum in 1993 pursuant to which Mr. Freibaum serves as Executive Vice President and Chief Financial Officer of the Company. During 1996, Mr. Freibaum received a base salary of $300,000 and a bonus of $200,000 pursuant to his agreement. Subsequent increases in base salary and annual bonuses will be determined on the basis of Mr. Freibaum's performance. See "Report of the Compensation Committee of the Board of Directors on Executive Compensation" below. Mr. Freibaum is also entitled to participate in the Company's standard employee benefits program.

        For 1996, standard employee benefits included a company contribution toward the cost of health, life and disability insurance for employees with dependents and an opportunity to contribute pre-tax salary (subject to applicable limitations) to a company sponsored 401(K) plan. Messrs. Michaels, John Bucksbaum, Freibaum, Batesole and Bayer elected to contribute a portion of their respective salaries to the 401(K) plan during 1996 and the Company made a matching contribution of $750 on behalf of each of them.

         For information regarding options granted to executive officers in 1996, see "Option Grants in Last Fiscal Year," "Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values" above.

DIRECTORS' COMPENSATION

         Only those directors of the Company who are not employees of the Company receive any compensation for serving on the Board of Directors. Such directors receive an annual fee of $18,000, a meeting fee of $1,000 for each Board or Committee meeting attended, and reimbursement of expenses incurred in attending meetings.

         In addition, each director of the Company who is not otherwise an employee of the Company or any of its subsidiaries or affiliates will, on each January 1 of every year, automatically receive an annual grant of options pursuant to the Plan to purchase 500 shares of Common Stock having an exercise price equal to 100% of the Fair Market Value of the Common Stock on the date of grant of such option. In addition, each director, upon joining the Board of Directors, is entitled to receive an initial grant of options pursuant to the Plan to purchase 500 shares of Common Stock having an exercise price equal to 100% of the Fair Market Value of the Common Stock on the grant date.

         To date, pursuant to the Plan, each of Messrs. Downs and Mark and Ms. Stewart has received grants of options to purchase an aggregate of 2,500 shares of Common Stock and Mr. Weil has received grants of options to purchase an aggregate of 2,000 shares of Common Stock. The exercise price of each of such options is the Fair Market Value per share of Common Stock on the respective date of grant.

         In connection with the acquisition of GGMI described elsewhere herein, Ms. Stewart and Mr. Weil served on the Evaluation Committee of the Board of Directors. Effective October 10, 1996, each of them was awarded 1,000 shares of the Company's Common Stock as compensation for their service on such committee. The Fair Market Value of the Common Stock on such date was $24.63.


         NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FLINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE REPORT PRESENTED BELOW AND THE PERFORMANCE GRAPH FOLLOWING SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.



                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

         The Compensation Committee, which currently consists of Matthew Bucksbaum, Anthony Downs and Beth Stewart, is responsible for determining the level of compensation paid to the Chief Executive Officer, approving the level of compensation paid to the Company's other executive officers, determining awards under, and administering, the Plan and for reviewing and establishing any and all other executive compensation plans adopted from time to time by the Company. The Committee's approval of the compensation for executive officers of the Company reflects its policy that the Company's compensation programs should enhance the Company's ability to attract and retain highly-qualified individuals while providing the financial motivation necessary to achieve high levels of Company performance.



         The compensation paid to each of the Company's executive officers during the most recent fiscal year is detailed in the Summary Compensation Table on page 10 hereof. In establishing the compensation to be paid to each of Matthew Bucksbaum and John Bucksbaum, the Compensation Committee (with Matthew Bucksbaum abstaining), noted that both of their salaries were originally established prior to the Company's initial public offering, at subjective levels which have not been changed since such time. The Committee also recognized the unique position occupied by each of Matthew Bucksbaum and John Bucksbaum by virtue of the Bucksbaums' ownership of a 36.8% limited partnership interest in the Operating Partnership (subject to dilution in certain circumstances) and their rights to sell the units representing such interests or to increase their ownership in the Company to 25% of the outstanding Common Stock by converting a portion of such units into shares of Common Stock. See "Common Stock Ownership of Certain Beneficial Owners," "Common Stock Ownership of Management" and "Compensation Committee Interlocks and Insider Participation." Accordingly, the compensation paid to Matthew Bucksbaum and John Bucksbaum during 1996 was not based upon, and had no specific relation to, the Company's performance during such period.

         Matthew Bucksbaum, as Chief Executive Officer, and Robert Michaels, as President, have the authority to hire all other executive officers, subject to approval by the Compensation Committee of the compensation to be paid to such executive officers. The decision to hire executive officers and the amount of compensation to be paid to an executive officer are generally based upon the Chief Executive Officer's and the President's subjective analyses of each individual's prior real estate experience, leadership qualities, expected contributions to the Company and responsibilities to be undertaken on behalf of the Company. An executive officer may also receive an annual bonus award based upon a percentage of his salary, which percentage the Chief Executive Officer and the President are also entitled to establish, subject to approval by the Compensation Committee. The cash bonuses paid to executive officers during 1996 were awarded in recognition of the particular individual's extraordinary efforts on behalf of the Corporation. In establishing the base salary to be paid to each of the Company's executive officers for fiscal 1997, the Compensation Committee reviewed the compensation paid by comparable REITs to their executive officers and determined it to be in the best interests of the Company and its stockholders for the Company to be in the lower-to-mid portion of the range.

         Stock-based compensation is also an important element of the Company's compensation program and is generally awarded to executive officers either as an inducement to join the Company or as additional compensation in recognition of exceptional performance. The Chief Executive Officer recommends to the Committee the size of a particular award based upon his subjective assessment of the factors described above without specific reference to any aspect of the Company's performance at such time. The Compensation Committee believes awards pursuant to the Plan align the interests of management with those of the Company's stockholders by emphasizing long-term stock ownership and increases in stockholder value. Options granted to executive officers generally vest over time and are required to be granted at the Fair Market Value per share of Common Stock on the date of the grant. In approving the Chief Executive Officer's recommended stock-based awards for 1996, the Compensation Committee reviewed similar compensation paid by comparable REITs to their executive officers and determined it to be in the best interests of the Company and its stockholders for the Company to be in the mid-to-higher portion of the range.

         As one of the factors in its review of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. The deductibility of some types of compensation payments depends upon the timing of an executive's vesting or exercise of previously granted rights. Furthermore, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control also affect the deductibility of compensation. For these and other reasons, the Committee will not necessarily limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.


             Respectfully submitted by the Compensation Committee,

                               Matthew Bucksbaum
                                 Anthony Downs
                                  Beth Stewart

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

        The following line graph sets forth a comparison of the percentage change in the cumulative total stockholder return on the Company's Common Stock compared to the cumulative total return of the S&P Composite -- 500 Stock
Index, the NAREIT (National Association of Real Estate Investment Trusts)
Equity REIT Total Return Index and an enclosed mall REIT Index (consisting of CBL & Associates Properties, Inc., Crown American Realty Trust, First Union Real Estate Equity and Mortgage Investment, General Growth Properties, Inc., JP Realty, Inc., The Macerich Company, Taubman Centers, Inc. and Urban Shopping Centers, Inc.) for the period April 8, 1993, the date on which trading of the Company's Common Stock commenced, through December 31, 1996.

         The graph assumes that the shares of the Company's Common Stock were bought at the IPO price of $22.00 per share and that the value of the investment in each of the Company's Common Stock and the indices was $100 at the beginning of the period. The graph further assumes the reinvestment of dividends. The NAREIT Equity REIT Total Return Index, which is only published monthly based on the last closing prices of the preceding month, has been prorated for the month of April, 1993 to arrive at the beginning index used in this graph.

         Please note that the stock price performance shown on the graph below is not necessarily indicative of future price performance.



                       [PERFORMANCE GRAPH APPEARS HERE}

                       General Growth Properties, Inc.


Index:                                  4/8/93    12/31/93    12/31/94    12/31/95    12/31/96
-------------------------------         ------------------------------------------------------
General Growth Properties, Inc.          100        101         113         116         192
S&P 500                                  100        107         107         142         184
Enclosed Mall REITs                      100         87          94          95         137
NAREIT Equity Index                      100        104         106         123         160



                         APPROVAL OF CHARTER AMENDMENT

GENERAL

         On February 11, 1997, the Board of Directors adopted a resolution amending Article IV of the Company's Amended and Restated Certificate of Incorporation, as amended (the "Charter") to increase the number of shares of authorized Common Stock from 70,000,000 to 210,000,000 shares (the "Charter Amendment"). The affirmative vote of a majority of the outstanding shares of Common Stock is required for approval of the Charter Amendment. The Charter Amendment seeks to amend the first paragraph of Article IV of the Company's Charter to read as follows:

                 The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is Two Hundred Fifteen Million (215,000,000) shares, consisting of (i) Five Million (5,000,000) shares of preferred stock, par value $100 per share (the "Preferred Stock"), and (ii) Two Hundred Ten Million (210,000,000) shares of common stock, par value $0.10 per share (the "Common Stock"). The additional shares would have the same rights and privileges as the shares of Common Stock presently outstanding.

         If approved by the requisite majority of the Company's stockholders at the Annual Meeting, the increase in the number of shares of Common Stock would become effective on the filing of the Charter Amendment with the Secretary of State of the State of Delaware. Assuming approval of the Charter Amendment, the Company currently intends to make such filing as soon as practicable following the Annual Meeting.


PURPOSE

        The Board of Directors recommends that the number of authorized but unissued shares of Common Stock be increased to provide a sufficient number of shares available, as the occasion may arise, for possible future acquisitions and financings, and other proper corporate purposes. The Operating Partnership might also issue securities convertible into shares of Common Stock in the acquisition of businesses or properties. The Company has previously filed a shelf registration statement with the Securities and Exchange Commission for the offering from time to time of up to $250 million of securities. Issuance of even the maximum amount of Common Stock (or securities convertible into or exercisable for Common Stock) remaining available pursuant to this Registration Statement would not, however, require any increase in the authorized shares. Nevertheless, while the Company does not currently have any commitment or understanding to issue any shares of additional Common Stock, the Board of Directors believes it is prudent to increase the authorized Common Stock at this time so as to be in a position to have flexibility to issue additional shares as favorable circumstances present themselves.

        As of March 28, 1997, the Company had 75,000,000 shares of capital stock authorized, 70,000,000 of which constitutes common stock, and 5,000,000 of which constitutes preferred stock. Of the 70,000,000 shares of authorized common stock, 30,789,185 are currently outstanding, 1,933,333 are currently reserved for issuance pursuant to the Plan (See "Approval of the Plan Amendment"), 8,570,176 are reserved for other issuances, and 28,707,306 shares remain available for issuance.


DILUTION

         It should be noted that any issuance of additional shares of Common Stock could be disadvantageous to existing stockholders since such issuance will serve to dilute their percentage interest in the Company.

Current stockholders do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain a proportionate ownership. However, stockholders wishing to maintain their percentage interest may be able to do so through normal market purchases.


ANTI-TAKEOVER

         An increase in the authorized but unissued shares of Common Stock, could under certain circumstances, have an anti-takeover effect, by for example, allowing issuances of Common Stock that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company.

         The Charter Amendment does not alter the Company's present ability to issue up to 5,000,000 shares of preferred stock. The Company would not be required to obtain stockholder approval to issue authorized but unissued shares of preferred stock or Common Stock, unless required to do so by applicable law or the rules of the New York Stock Exchange or any stock exchange on which the Company's shares are then listed. The Board of Directors could use its ability to issue Common Stock and/or preferred stock in a manner that would create impediments which might discourage persons in attempting to gain control of the Company.

         However, the Company has no present intention to use the additional shares of Common Stock for anti-takeover purposes. This proposal to amend the Charter is not in response to any effort of which the Company is aware to accumulate the Company's stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and stockholders. The Board does not presently contemplate recommending the adoption of any other amendments to the Articles which could be construed to affect the ability of third parties to take over or change control of the Company.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE CHARTER AMENDMENT.

                           APPROVAL OF PLAN AMENDMENT

GENERAL

        The Plan permits stock-based awards to be made to eligible employees of the Company. Under the Plan, automatic stock option awards are also made to non-employee directors annually. As of March 28, 1997, a total of 2,000,000 shares had been reserved for issuance under the Plan and a total of 893,833 shares remained available for future grant under the Plan. In February 1997, the Board of Directors, acting upon a recommendation from the Compensation Committee of the Board of Directors (the "Committee"), adopted an amendment to the Plan, subject to stockholder approval, to increase the number of shares of Common Stock available for issuance thereunder by an additional 1,000,000. The Board believes that the additional shares are necessary in order to provide key employees and directors with an added incentive to continue in the employ or service of the Company and to stimulate their efforts in promoting the growth, efficiency and profitability of the Company.

         The affirmative vote of a majority of the shares of common stock represented at the meeting, whether in person or by proxy, will be required to approve the Plan Amendment.

         The following summary of the plan, as proposed to be amended, is qualified in its entirety by reference to the full text of the Plan. All defined terms used herein and not otherwise defined are deemed to have the meaning given thereto in the Plan. The proposed Amendment to the Plan changes only the number of shares available for issuance under the Plan and does not affect any other provision thereunder.

PURPOSE

         The purpose of the Plan is to give the Company an advantage in attracting, retaining and motivating employees and directors and to provide the Company with the ability to provide incentives which are directly linked to the profitability of the Company's business and increases in stockholder value.

SHARES AVAILABLE UNDER THE PLAN

         A maximum of 2,000,000 authorized and unissued or treasury shares of the Company's Common Stock may currently be issued or delivered under the Plan. As of March 28, 1997, options to acquire an aggregate of 829,500 shares of Common Stock were outstanding under the Plan, options covering an aggregate of 66,667 shares of Common Stock had been exercised, and an aggregate of 893,833 remain available for issuance. See "Option Grants in Last Fiscal Year" and "Directors' Compensation" for certain information regarding options granted under the Plan in 1996.

         If the Plan Amendment is approved, a maximum of 3,000,000 authorized and unissued or treasury shares of the Company's Common Stock will be available for issuance pursuant to the Plan. Shares of Common Stock which are covered by any unexercised portions of terminated options, forfeited by participants or subject to any awards that are otherwise surrendered by a participant without receiving any payment or other benefit with respect thereto may be subject to future awards under the Plan.

PLAN ADMINISTRATION

         The Plan is currently administered by the Committee. The Committee determines the employees who will be eligible for awards and the amount and type of awards, establishes rules and guidelines relating to the Plan, establishes and modifies the terms of awards and is entitled to take such other action as may be necessary for the proper administration of the Plan.

PLAN PARTICIPANTS

         Any employee of the Company may be selected by the Committee to receive an award under the Plan. Approximately 500 employees of the Company are currently eligible to participate in the Plan. Non-employee directors are only eligible to receive automatic, non-discretionary stock option awards. Currently, four non-employee directors are eligible to receive automatic, non-discretionary stock option awards under the Plan.

AWARDS AVAILABLE UNDER PLAN

         Awards to employees under the Plan may take the form of stock options and restricted stock awards. Stock options may be granted either alone or in addition to other awards granted under the Plan.

         STOCK OPTIONS

         Stock options granted under the Plan are either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company and its subsidiaries.

         The exercise price for an option must be at least equal to 100% of the Fair Market Value per share of Common Stock on the date of grant and is generally payable either in cash, shares of Common Stock or by reduction in the number of shares of Common Stock otherwise issuable upon exercise. On March 28, 1997, the fair market value per share of common stock was $______.

         The term during which each option may be exercised is determined by the Committee, but no option will be exercisable more than ten years after the date of grant. Options may also be subject to restrictions on exercise, such as exercise in periodic installments, as determined by the Committee. In addition, the Committee may at any time waive the installment exercise provisions or accelerate the exercisability of any option.

         If an optionee's employment terminates by reason of Disability, the options held by such person may generally be exercised for a period equal to the shorter of (a) three years from the date of termination or (b) the remaining term of the option. If an optionee's employment terminates by reason of Retirement, the Non-Qualified Stock Options held by such person may generally be exercised for a period equal to the shorter of (a) three years from the date of termination or (b) the remaining term of the Non-Qualified Stock Options and the Incentive Stock Options held by such person may generally be exercised for a period equal to the shorter of (x) three months from the date of termination or (y) the remaining term of the Incentive Stock Options. If an optionee's employment terminates by reason of death, the options held by such person may generally be exercised for a period equal to the shorter of (a) one year from the date of death or (b) the remaining term of the options. If an optionee's employment terminates for any reason other than Disability, Retirement, death or Cause, the Non-Qualified Stock Options held by such person may generally be exercised for a period equal to the shorter of (a) one year from the date of such termination or (b) the remaining term of the Non-Qualified Stock Options, and the Incentive Stock Options held by such person may generally be exercised for a period equal to the shorter of (x) three months from the date of such termination or (y) the remaining term of the Incentive Stock Options. If a participant's employment is terminated for "Cause", any unexercised options held by such optionee generally expire immediately upon the giving of notice of such Termination of Employment to the optionee.

         The Committee may, upon receipt of written notice of exercise, elect to pay the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value over the relevant exercise price times the number of shares of the Common Stock for which the option is being exercised.

         RESTRICTED STOCK

         The Committee may award shares of Restricted Stock to a participant either alone or in addition to other awards granted under the Plan. An award of Restricted Stock gives a participant the right to receive shares of Common Stock subject to a risk of forfeiture based upon certain conditions. The forfeiture restrictions on the Restricted Stock may be based upon the attainment of specified performance goals or upon such other factors or criteria as the Committee shall determine. The provisions of Restricted Stock awards need not be the same with respect to each recipient. Until all restrictions are satisfied, lapsed or waived, the Committee may require that the Company maintain control over the shares of Restricted Stock but the participant will generally be able to vote the shares of Restricted Stock and be entitled to receive cash dividends paid with respect to such shares. Generally, upon termination of employment for any reason during the Restriction Period, the participant will generally forfeit the right to the shares of Restricted Stock to the extent the applicable restrictions were not met at the time of such termination, unless the Committee, in its discretion, shall have waived in whole or in part any or all of the remaining restrictions.

         DIRECTOR STOCK OPTIONS

         The Plan provides for the grant of a Non-Qualified Stock Option to purchase 500 shares of Common Stock to each non-employee director on the first day of each January during such director's term at an exercise price per share equal to 100% of the Fair Market Value of the Common Stock on the grant date. Each such director, upon joining the Board, shall also be entitled to an initial grant of Non-Qualified Stock Options to purchase 500 shares of Common Stock having an exercise price equal to 100% of the Fair Market Value of the Common Stock on the grant date.

         Options granted to non-employee directors are exercisable in full commencing on the date of grant and expire on the tenth anniversary of the date of grant.

TRANSFERABILITY

         Stock options granted under the Plan may be exercised, during the participant's lifetime, only by the participant, his guardian or legal representative or by an alternative payee and are not transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or Title 1 of the Employee Retirement Income Security Act of 1974, as amended or the rules thereunder (collectively, "ERISA"). A participant may not sell, assign, transfer or encumber shares of Restricted Stock during the Restriction Period.

CHANGE IN CONTROL

         All options outstanding as of the date of a Change in Control of the Company generally will become fully exercisable and vested and the restrictions applicable to any Restricted Stock will lapse and such Restricted Stock will become fully vested and transferable. A Change in Control generally includes:

         (1) An acquisition by any individual, entity or group of beneficial ownership of 20% or more of either (i) the then outstanding shares of Common Stock of the Company or (ii) the combined voting power of the then outstanding shares of the Company's Common Stock.

         (2) A change in the composition of the Board such that members of the Incumbent Board cease to constitute at least a majority of the Board;

         (3) The approval by the stockholders of the Company of certain Corporate Transactions, including, a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the Company's assets; or

         (4) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

         Generally, during the 60-day period from and after a Change in Control, an optionee has the right to elect to surrender a stock option to the Company and to receive cash in an amount equal to the difference between the Change in Control Price on the date of election over the applicable exercise price times the number of shares of Common Stock represented by the surrendered option.

TERMINATION, AMENDMENT AND ERISA STATUS

         The Plan will remain in effect until April 4, 2003, unless terminated earlier by the Board. The Board may generally amend, alter or discontinue the Plan and the Committee may amend or alter the terms of the awards under the Plan, including, without limitation, to take into account changes in law, tax and accounting rules, but no such action shall affect or in any way impair the rights of a participant under any award previously granted without such participant's consent; provided, that the provisions establishing the formula for determining the automatic director's grants may not be amended more often than once every six months.

         The Committee may amend the terms of any option or other Award granted pursuant to the Plan, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent.

         The Plan is not subject to the provisions of ERISA.

ANTIDILUTION PROVISIONS

         The number of shares of Common Stock authorized to be issued under the Plan and subject to outstanding awards (and the purchase or exercise or exercise price thereof) may be adjusted to prevent dilution or enlargement of rights in the event of any stock dividend, reorganization, reclassification, recapitalization, stock split, combination, merger, consolidation or other relevant capitalization change.

PARTICIPATION IN THE PLAN

         The following table sets forth grants of stock options made under the Plan during Fiscal Year 1996 to (i) each of the Named Officers; (ii) all current executive officers as a group; (iii) all current non-employee directors as a group; and (iv) all employees, including all current officers who are not executive officers, as a group. Except for the annual automatic grants made to non-employee directors described above under "Director Stock Options," grants under the Plan are made at the discretion of the Committee. Accordingly, future grants under the Plan are not yet determinable.



                                                                Number of Shares
                                                                   Subject to                          Exercise Price
                      Name                                       Options Granted                          Per Share
                      ----                                       ----------------                       --------------

Matthew Bucksbaum                                                      --                                     --

Robert Michaels                                                      100,000                                 $28

John Bucksbaum                                                        75,000                                 $28

Bernard Freibaum                                                     200,000                                 $28

Jon Batesole                                                          50,000                                 $28

Joel Bayer                                                            75,000                                 $28

Current Executive Officers                                           500,000                                 $28

Non-Employee Directors                                                 2,000                                 $31.75

All Non-Executive Officer Employees                                    --                                     --




CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a brief summary of the principal federal income tax consequences of awards under the Plan based upon current federal income tax laws. The Plan is not qualified under Section 401(a) of the Code. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

         Stock Options. A participant is not subject to federal income tax either at the time of grant or at the time of exercise of an Incentive Stock Option. However, upon exercise, the difference between the fair market value of the Shares and the exercise price is an item of tax preference subject to the possible application of the alternative minimum tax. If a participant does not dispose of shares of Common Stock acquired through the exercise of an Incentive Stock Option within one year after their receipt (and within two years after the date of grant of the stock option), he or she will be taxed only upon the sale of such shares of Common Stock, and such tax will be at the capital gains rate.

         The Company will not receive any tax deduction on the exercise of an Incentive Stock Option or, if the holding requirements are met, on the sale of the underlying shares of Common Stock. If there is a disqualifying disposition (i.e. one of the holding requirements is not met), the participant will be treated as receiving compensation subject to ordinary income tax in the year of the disqualifying disposition and the Company will be entitled to a deduction for compensation expense in an amount equal to the amount included in income by the participant. The tax will generally be imposed on the difference between fair market value of the shares of Common Stock at the time of exercise and the exercise price. Any appreciation in value after the time of exercise will be taxed as capital gain and will not result in any deduction by the Company.

         If Non-Qualified Stock Options are granted to a participant, there are no federal income tax consequences at the time of grant. Upon exercise of the option, the participant must pay tax on ordinary income equal to the difference between the exercise price and the fair market value of the shares of Common Stock on the date of exercise. The Company will receive a commensurate tax deduction at the time of exercise. Any appreciation in value after the time of exercise will be taxed as capital gain and will not result in any deduction by the Company.

         Restricted Stock. A grant of Restricted Stock does not constitute a taxable event for either a participant or the Company. However, the participant will be subject to tax, at ordinary income rates, when any restrictions on ownership of the Restricted Stock lapse. The Company will be entitled to take a commensurate deduction at that time.

         A participant may elect to recognize taxable ordinary income at the time Restricted Stock is awarded in an amount equal to the fair market value of the Restricted Stock at the time of grant, determined without regard to any forfeiture restrictions. If such an election is made, the Company will be entitled to a deduction at that time in the same amount. Future appreciation on the Restricted Stock will be taxed at the capital gains rate when the Restricted Stock are sold. However, if, after making such an election, the Restricted Stock is forfeited, the participant will be unable to claim a deduction.

         Non-Employee Directors Awards. Non-employee director options will receive the same federal income tax treatment as other Non-Qualified Stock Options. The directors will recognize ordinary income equal to the fair market value of the shares of Common Stock received in lieu of directors' fees and the Company will be entitled to a deduction in the same amount.

         The Board of Directors recommends that stockholders vote FOR the Plan Amendment.


                            INDEPENDENT ACCOUNTANTS

         The Board of Directors has selected Coopers & Lybrand L.L.P. as the independent accountants for 1997, subject to stockholder ratification. The affirmative vote of a majority of the votes cast at the Meeting, in person or by proxy, will be necessary to approve the Reappointment of Accountants.

         The Company expects that representatives of Coopers & Lybrand L.L.P. will be present at the Meeting and will be afforded an opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

         The Board of Directors recommends that stockholders vote FOR the Reappointment of Accountants.


                           PROPOSALS OF STOCKHOLDERS

         Any stockholder proposal intended to be presented for consideration at the annual meeting to be held in 1998 must be received by the Company at its principal executive offices on or before DECEMBER __, 1997 in order to be included in the Company's proxy statement and form of proxy relating to that meeting.

                        GENERAL GROWTH PROPERTIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        Matthew Bucksbaum, Beth Stewart and Marshall E. Eisenberg, and each of them, are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, with full power of substitution, to vote and act as proxy with respect to all shares of common stock, $.10 par value, of GENERAL GROWTH PROPERTIES, INC. standing in the name of the undersigned on the Company's books at the close of business on March 28, 1997, at the Annual Meeting of Stockholders to be held at The Standard Club of Chicago, 320 South Plymouth Court, Chicago, Illinois, at 10:00 a.m., local time, on May 15, 1997, or at any postponement(s) or adjournment(s) thereof, as follows:



        The powers hereby granted may be exercised by any of said attorneys or proxies or their substitutes present and acting at the above-described Annual Meeting of Stockholders or any postponement(s) or adjournment(s) thereof, or, if only one be present and acting, then by that one. The undersigned hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~


        Please mark
[ X ]   votes as in
        this example.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, AND 4.

1.   ELECTION OF DIRECTORS
     NOMINEES:  Morris Mark and Robert Michaels.

         FOR    WITHHELD
         / /     /  /

[ ]  ----------------------------------------------
      *    For both nominees except as noted above

2. APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 210,000,000.

         FOR    AGAINST   ABSTAIN
         / /      / /        / /

3.   APPROVAL OF THE PLAN AMENDMENT.


         FOR    AGAINST   ABSTAIN
         / /      / /        / /

4. APPROVAL OF THE RATIFICATION OF THE REAPPOINTMENT OF ACCOUNTANTS FOR FISCAL 1997.


        FOR     AGAINST   ABSTAIN
        / /       / /       / /

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or at any postponement(s) or adjournment(s) thereof.


MARK HERE               MARK HERE
FOR ADDRESS             IF YOU PLAN
CHANGE AND              TO ATTEND
NOTE AT LEFT [  ]       THE MEETING   [  ]




(Please sign proxy
as name appears on
corporate records.
Joint owners should
each sign
personally.
Trustees and others
signing in a
representative
capacity should       Signature:  ____________________________ Dated:  _____________, 1997
indicate the
capacity in which     Signature:  ____________________________ Dated:  _____________, 1997
they sign.)
